COMPANY CONTACT:         Tony M. Shelby
                         Chief Financial Officer
                         (405) 235-4546

KCSA CONTACT:            Leslie A. Schupak/Joe Mansi
                         (212) 682-6300, ext. 205/207

 May 11, 2004

                                                                                                                        AMEX:LXU

LSB INDUSTRIES, INC. ANNOUNCES $90,000,000 OFFERING OF
SENIOR SECURED NOTES BY SUBSIDIARY

Oklahoma City, Oklahoma . . . . . May 11, 2004 . . . . LSB Industries, Inc. (AMEX: "LXU") announced today its wholly owned subsidiary, ThermaClime, Inc., proposes to offer up to $90,000,000 of senior secured notes due 2014 (the "Notes") in a Rule 144A private placement transaction. ThermaClime's principal business activities consist of the manufacture and sale of Climate Control products and Chemical products. If the offering is completed, net proceeds will be used to repay a substantial amount of the issuer's indebtedness.

The Notes have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Act. The Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Act, a limited number of other institutional accredited investors and certain persons in offshore transactions in reliance on Regulation S under the Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the proposed Notes.

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